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                                                                   Exhibit 10.76


                                 PROMISSORY NOTE


$10,000,000.00                                                September 15, 1998


         FOR VALUE RECEIVED, GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("GPLP") and GLIMCHER PROPERTIES CORPORATION, a Delaware corporation ("GPC"; GPLP and GPC collectively referred to as "Borrower"), each having an address at 20 South Third Street, Columbus, Ohio 43215, jointly and severally promise to pay to BANKERS TRUST COMPANY, a New York banking corporation ("Lender"), or order, at 130 Liberty Street, Twenty-Fifth Floor, New York, New York 10006, or at such other place as Lender may from time to time in writing designate, in lawful money of the United States of America, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or such other sum as may be the total amount outstanding pursuant to this Note, on or before the Maturity Date (as hereinafter defined), together with accrued interest on the principal balance outstanding from time to time, in like money, from the date of this Note until fully repaid at the rates hereinafter set forth. Interest shall be computed and shall accrue on the principal amount from time to time outstanding from the date hereof to and including the Maturity Date at a rate per annum equal to the Applicable Interest Rate (as hereinafter defined) from time to time in effect. Principal payments shall be payable at the time and in the manner specified in this Note.


         1. DEFINITIONS. As used herein, the terms "Borrower" and "Lender" have the meanings assigned in the preceding paragraph, and the following terms have the following meanings:

                  "Applicable Interest Rate" shall mean, (i) for the period from and including the date hereof to and including the Initially Scheduled Maturity Date, a rate per annum equal to the LIBOR Rate from time to time in effect plus 550 basis points and (ii) if the Note is extended in accordance with Section 5 hereof, for the period following the Initially Scheduled Maturity Date, a rate per annum equal to the LIBOR Rate from time to time in effect plus 575 basis points.

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                  "Borrowing Date" shall have the meaning assigned to such term in Section 2(c) hereof.

                  "Cash Flow After Debt Service" shall mean, for any period of determination thereof, with respect to any Project or Other Property the excess, if any, of the Project Income for such period over the aggregate of (i) the Project Expenses for such period and (ii) an assumed reserve for capital expenditures, tenant improvements, leasing commissions and other tenant expenditures in an amount as determined by Lender.

                  "Default" shall mean any event which, with the giving of any applicable notice and/or the passage of any applicable time period to cure, would constitute an Event of Default.

                  "Default Rate" shall mean, subject to the provisions of
         Section 8 hereof, a rate per annum equal to four percent (4%) plus the Applicable Interest Rate in effect from time to time.

                  "Event of Default" shall mean the occurrence or happening, from time to time, of any one or more of the following:

                           (a) If Borrower shall default in the due and punctual payment of all or any portion of any installment of the Indebtedness as and when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise and, if such default relates to the failure to make a payment of interest, such default shall continue for a period of three days from the date that such payment was due.

                           (b) If Borrower shall default in the payment of any late charge due under this Note as and when the same shall become due and payable.

                           (c) If any Pledgor shall default in the due observance or performance of any of the Obligations other than payment of any installment of the Indebtedness and such default shall not be curable, or if curable shall continue for a period of 30 days after written notice thereof from Lender to the relevant Pledgor (unless such default, if curable, requires work to be performed, acts to be done or conditions to be remedied which by their nature cannot be performed, done or remedied, as the case may be, within such


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         30-day period and the relevant Pledgor shall commence to cure such default within such 30-day period and shall thereafter diligently and continuously process the same to completion, but in no event shall the period for cure exceed 60 days unless otherwise agreed in writing by Lender, and in no event shall the period for such cure extend beyond the Maturity Date).

                           (d) If voluntary or involuntary proceedings under the Federal Bankruptcy Code, as amended, shall be commenced by or against either Borrower, any Project Owner, York, any Pledgor or the REIT, or bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings shall be instituted by or against either Borrower, any Project Owner, York, any Pledgor or the REIT with respect to all or any part of the property of either Borrower, any Project Owner, York, such Pledgor or the REIT under the Federal Bankruptcy Code, as amended, or other law of the United States or of any state or other competent jurisdiction, and if such proceedings are instituted against either Borrower, any Project Owner, York, any Pledgor or the REIT, any such party shall consent thereto or shall fail to cause the same to be discharged within 60 days.

                           (e) If any representation or warranty made by any Borrower or any Pledgor in, under or pursuant to this Note, the Pledge Agreement or the other Loan Documents shall prove to have been false or misleading in any material respect as of the date on which such representation or warranty was made.

                           (f) If any lender or servicer institutes foreclosure or other proceedings for the enforcement of its remedies under any of the Mortgage Loan Documents (as defined in the Pledge Agreement), or if a default exists and is continuing beyond any applicable grace or cure period under any Mortgage Loan Document. Notwithstanding anything herein to the contrary, the filing of a foreclosure proceeding or suit to collect any loan under the Mortgage Loan Documents shall, at Lender's sole option and without notice to Borrower, immediately constitute an Event of Default hereunder.

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                           (g) If a default shall occur and be continuing after
         the expiration of any applicable grace or cure period under any of the Loan Documents.

                           (h) If a final judgment for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) shall be rendered against any Project Owner or York, or if a final judgment for the payment of money in excess of One Million Dollars ($1,000,000) shall be rendered against either GPLP or the REIT and the same shall remain unpaid for a period of 60 days during which period execution shall not be effectively stayed.

                           (i) The dissolution or termination, as may be applicable, of any Project Owner, York, any Pledgor or the REIT.

                           (j) If any Project Owner, York or GPI shall default in the timely payment of any outstanding indebtedness which it is legally obligated to pay in excess of $250,000, in aggregate, or if either GPLP or the REIT shall default in the timely payment of any outstanding indebtedness which it is legally obligated to pay in excess of $1,000,000, in the aggregate, or if a joint venture (other than any Project Owner) in which GPLP is a member or partner shall default in the timely payment of any outstanding indebtedness which it is legally obligated to pay in excess of $1,000,000, in the aggregate, in each case beyond any applicable cure or grace period.

                           (k) Any Loan Document shall for any reason cease to be valid and binding on or enforceable or create the security interest it purports to create against Borrower or the Pledgors, as the case may be, or their assets, any other person party thereto or any collateral is transferred or assigned in breach of the terms of the Loan Documents.

                           (l) If, with respect to any calendar month, the Qualifying Cash Flow After Debt Service for all Projects and Other Property in the aggregate shall fall below $660,000.

                           (m) If there shall occur a material adverse change in the financial condition or business prospect of any Project Owner or any Project.

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                           (n) If the New Collateral (together with other
         customary documentation) is not delivered to Lender on or before October 31, 1998.

                  "Extended Maturity Date" shall have the meaning assigned to such term in Section 5 hereof.

                  "Extension" shall have the meaning assigned to such term in
         Section 5 hereof.

                  "Extension Fee" shall mean a fee payable to Lender in consideration for the Extension, in an amount equal to 0.50% of the Principal Balance.

                  "Extension Notice" shall have the meaning assigned to such term in Section 5(a) hereof.

                  "Indebtedness" shall mean the principal of and accrued interest on and all other amounts, payments and premiums due under this Note (including any future advances), and all other amounts, now existing or hereafter arising of any Pledgor owing to Lender under and/or secured by the Loan Documents, or any amendments, modifications, renewals, substitutions and extensions of any of the foregoing.

                  "Initial LIBOR Rate" shall have the meaning assigned to such term in Section 3 hereof.

                  "Initially Scheduled Maturity Date" shall mean December 15, 1998.

                  "Interest Payment Date" shall have the meaning assigned to such term in Section 4(a) hereof.

                  "LIBOR Rate" shall mean either (i) the rate per annum for U.S. dollar deposits with a three month maturity in the London U.S. dollar interbank market appearing on Telerate Page 3750 as of 11:00 a.m. New York City time on the day that the Applicable Interest Rate is to be determined hereunder, rounded upward to the nearest whole multiple of 1/100 of 1% per annum, or (ii) if the rate referred to in the preceding subparagraph (i) is not available or cannot be determined, such other page or service that shall replace it

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         for purposes of displaying London interbank offered rates of major U.S.
         banks for U.S. Dollar deposits.

                  "Loan" shall mean the loan made by Lender to Borrower evidenced by this Note.

                  "Loan Documents" shall mean this Note, the Pledge Agreement and any and all other documents now or hereafter executed by either Pledgor by or in favor of Lender, which wholly or partially evidence, guaranty, or secure the Loan, or are executed in connection therewith, together with all amendments, modifications, renewals, substitutions and extensions of any of the foregoing.

                  "Loan Month" shall mean any full calendar month during the term of this Note, with the first Loan Month being September 1998.

                  "Maturity Date" shall mean the earlier to occur of (i) the Initially Scheduled Maturity Date (or in the event that this Note is extended in accordance with Section 5 hereof, the Extended Maturity
         Date), or (ii) the date on which the entire principal amount evidenced by this Note and all accrued interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise; provided, that Lender shall have the right to give written notice to Borrower at any time after October 31, 1998 of demand for payment in full of the entire principal amount of the Note and all accrued interest thereon, which shall then become due and payable.

                  "Maximum Rate" shall mean the highest interest rate allowed by New York law, as applicable, as amended from time to time, in effect on the date for which a determination of interest accrued hereunder is made; provided however, if United States federal law is preemptive and requires a lower interest rate such rate shall be applicable.

                  "New Collateral" shall mean (i) a first mortgage lien on each Other Property, which lien shall be insured by a national title insurance company, and which lien shall be subject only to such exceptions as are acceptable to Lender and its counsel and (ii) a full pledge by GPLP of 49% of the equity interests in Dayton Mall Venture, LLC, a Delaware limited

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         liability company and in Glimcher University Mall Limited Partnership, a Delaware limited partnership.

                  "Obligations" shall have the meaning assigned to such term in the Pledge Agreement.

                  "Other Property" shall mean each property identified on Exhibit A attached hereto.

                  "Other Property Owner" shall mean, with respect to the properties identified on Exhibit A and located in Chatham, New York, South Glens Falls, New York and Sidney, New York, Glimcher York Associates Limited Partnership, a Delaware limited partnership and, with respect to the properties identified on Exhibit A and located in Mount Vernon, Ohio and Manhattan, Kansas, Glimcher Properties Limited Partnership, a Delaware limited partnership.

                  "Pledge Agreement" shall mean that certain Pledge Agreement of even date herewith, executed by Borrower and certain other entities in favor of Lender, as the same may be amended, restated, supplemented or of otherwise modified from time to time.

                  "Pledgors; Pledgor" shall have the meaning assigned thereto in the Pledge Agreement.

                  "Principal Balance" shall mean the balance of the following sums outstanding from time to time: (i) the initial $10,000,000.00 advanced hereunder, plus (ii) any other sums advanced under the Loan Documents, less (iii) any applicable reduction of principal made in accordance with the terms of this Note.

                  "Project" shall mean each of Montgomery Mall, Montgomery County, Alabama; University Mall, Hillsborough County, Florida; and Dayton Mall, Montgomery County, Ohio.

                  "Project Expenses" shall mean, with respect to any Project or Other Property, for any period and as calculated on the accrual basis of accounting, all expenses incurred by any Project Owner or Other Property Owner during such period in connection with the ownership, management, operation,


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         cleaning, maintenance, repair, restoration or leasing of such Project or Other Property, including:

                           (a) costs and expenses in connection with the cleaning, ordinary repair, maintenance, decoration and painting of such Project or Other Property;

                           (b) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of such Project Owner or Other Property Owner engaged in the management, operation, cleaning, maintenance, repair, restoration and leasing of such Project or Other Property and service to tenants at such Project or Other Property;

                           (c) management fees in an assumed amount equal to 4-1/2% of the gross revenues;

                           (d) the cost of all services and utilities with respect to such Project or Other Property, including all electricity, oil, gas, water, steam, heating, ventilation, air conditioning, elevator, escalator, landscaping, model furniture, answering services, telephone maintenance, credit check, snow removal, trash removal and pest extermination costs and expenses and any other energy, utility or similar item and overtime services with respect to such Project or Other Property;

                           (e) the cost of building and cleaning supplies with respect to such Project or Other Property;

                           (f)  insurance premiums;

                           (g) legal, accounting and engineering fees, costs and expenses incurred by or on behalf of such Project Owner or Other Property Owner in connection with the ownership, management, operation, maintenance, repair, restoration, and leasing of such Project or Other Property, including collection costs and expenses;

                           (h) costs and expenses of security and security systems provided to and/or installed and maintained with respect to such Project or Other Property;


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                           (i) real property taxes and assessments with respect
         to such Project or Other Property and the costs incurred in seeking to reduce such taxes or the assessed value of such Project or Other Property;

                           (j) advertising, marketing and promotional costs and expenses with respect to such Project or Other Property;

                           (k) costs and expenses incurred in connection with lock changes, storage, moving, appraisals, surveys, valuations, title insurance, inspections, market surveys, permits (and the application or registration therefor), and licenses (and the application or registration therefor) with respect to such Project or Other Property;

                           (l) maintenance and cleaning costs related to tenant amenities with respect to such Project or Other Property;

                           (m) contributions by such Project Owner or Other Property Owner to any merchants' association, whether as dues or advertising costs or otherwise with respect to such Project or Other Property;

                           (n) costs incurred pursuant to any reciprocal easement agreement affecting such Project or Other Property;

                           (o) refunds such Project Owner or Other Property Owner must pay to tenants and other occupants of such Projects; and

                           (p) all other ongoing expenses which in accordance with the accrual basis of accounting should be included in such Project Owner's or Other Property Owners' annual financial statements as operating expenses of such Project or Other Property.

                  Notwithstanding the foregoing, Project Expenses shall not include depreciation and amortization.

                  "Project Income" shall mean, for any period and as calculated on the accrual basis of accounting, all regular income received during such period from the operation of and with respect to each Project and Other Property, as follows:


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                           (a) all rents, other income, forfeited security
         deposits and other benefits which such Project Owner or Other Property Owner now or hereafter receive from or in connection with such Project or Other Property, including all income received from tenants, licensees, concessionaires and other persons for the occupancy of space at such Project or Other Property and/or for rendering services to such Project's or Other Propertys' tenants and other occupants, but excluding, however, any moneys refunded to such Project Owner or Other Property Owner as a result of tax certiorari or similar proceedings if and only to the extent such refund relates to impositions assessed for a fiscal period ending prior to the closing date;

                           (b) rent and business interruption insurance proceeds with respect to such Project or Other Property; and

                           (c) all other amounts with respect to such Project or Other Property which are included in the Project Owner's or Other Property Owners' annual accrual basis financial statements as operating income.

                           Notwithstanding the foregoing, Project Income with respect to each Project or Other Property shall not include (a) any condemnation proceeds or insurance proceeds (other than insurance proceeds with respect to rental loss or business interruption insurance or condemnation proceeds with respect to a temporary taking with respect to such Project or Other Property and, in either such case, only to the extent allocable to the applicable period), (b) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of such Project or Other Property,
         (c) any rent attributable to a lease agreement affecting such Project or Other Property prior to the date on which the actual payment of rent is required to commence thereunder (provided that such prepaid rent shall be included in Project Income at such time as the obligation to pay such rent accrues), (d) any item of income otherwise includable in Project Income with respect to such Project or Other Property but paid directly by any tenant to a person other than the respective Project Owner or Other Property Owner, or (e) security deposits received from tenants with respect to such Project or Other Property until forfeited.


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                  "Project Owner" shall mean each of Dayton Mall Venture, LLC, a
         Delaware limited liability company; Glimcher University Mall Limited Partnership, a Delaware limited partnership; and Montgomery Mall Associates Limited Partnership, a Delaware limited partnership.


                  "Qualifying Cash Flow After Debt Service" shall mean, with respect to any Project or Other Property, the portion of Cash Flow After Debt Service that is payable to each Pledgor.

                  "REIT" shall mean GPC.

                  "York" shall mean Glimcher York Associates Limited Partnership, a Delaware limited partnership.

         2. THE LOAN. On the date hereof, Lender has advanced the Loan in the amount of $10,000,000 to Borrower.

         3. INTEREST RATE. Subject to Sections 8, 10 and 11 below, from the date of this Note to and including the Maturity Date, the Principal Balance shall bear interest at the Applicable Interest Rate from time to time in effect. The initial Applicable Interest Rate shall be based upon the LIBOR Rate in effect (the "Initial LIBOR Rate") on the last business day prior to the date hereof. The Applicable Interest Rate shall be adjusted monthly, commencing on the first day of the calendar month immediately following the date hereof and on the first day of each succeeding month to and including the first day of the month in which the Maturity Date occurs; provided, however, that such Applicable Interest Rate shall be based on the LIBOR Rate in effect on the last business day of the preceding calendar month. Interest shall be calculated using the actual days the Principal Balance is outstanding hereunder divided by 360 days and multiplied by the Applicable Interest Rate.

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         4. PAYMENT OF PRINCIPAL AND INTEREST.

                  (a) Payment of Interest. Commencing on October 1, 1998, and on the first day of each succeeding month (each, an "Interest Payment Date") to and including the first day of the Loan Month in which the Initially Scheduled Maturity Date (or the Extended Maturity Date, if applicable) occurs, interest on the Principal Balance of the Loan at the Applicable Interest Rate shall be payable monthly in arrears.

                  (b) Payments on the Maturity Date. On the Maturity Date, a final installment shall be payable, which installment shall include:

                           (i) all unpaid amounts of the Principal Balance of
                  the Loan;

                           (ii) interest accrued and unpaid thereon at the
                  Applicable Interest Rate; and

                           (iii) all other sums due under this Note, the Pledge
                  Agreement and the other Loan Documents.

         5. EXTENSION. So long as no Event of Default has occurred and is continuing, Borrower shall have the right to extend the maturity of this Note to the date (the "Extended Maturity Date") that is 180 days from the date hereof (the "Extension") provided that Borrower's right to extend the Loan shall be subject to the delivery to Lender of (a) a written notice (the "Extension Notice") of the proposed extension on or before a date which is not less than ten (10) days prior to the Initially Scheduled Maturity Date, and (b) the Extension Fee on the date that the Extension Notice is delivered.

         6. APPLICATION OF PAYMENTS. Each payment received by Lender from Borrower with respect to this Note shall be applied: First, to the payment of any late charges due and payable hereunder; Second, to the repayment of any amounts advanced by Lender in accordance with the Loan Documents for insurance premiums, taxes, assessments or for preservation or protection of the collateral covered by those documents and to the payment of all costs and expenses incurred by Lender in connection with the collection of this Note (including, without limitation, all


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attorneys' fees payable hereunder); Third, to the payment of accrued interest;
and Fourth, to reduction of the Principal Balance, or in such order or proportion as Lender, in Lender's sole discretion, may determine. Payments shall be deemed made when checks drawn against good funds are received by Lender.

         7. PREPAYMENT.

                  (a) This Note may be prepaid in whole but not in part at any time without premium, on any Interest Payment Date upon not less than 10 days prior written notice to Lender (in accordance with the terms of this Section), provided that any such prepayment of all or any portion of the Principal Balance, whether voluntary or involuntary, shall be accompanied by interest accrued to the date of prepayment on the principal amount prepaid.

                  (b) Amounts prepaid under this Note may not be reborrowed.

                  (c) In the event of a sale of any Project or Other Property, the net proceeds payable to the respective Project Owner or Other Property Owner shall, within two (2) days of such sale, be paid to Lender, in repayment of the unpaid principal balance of the Note.

         8. MAXIMUM RATE OF INTEREST. All agreements between the Borrower and the Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to Lender for the use, forbearance, or detention of the money to be loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Loan exceed the Maximum Rate. If from any circumstances whatsoever fulfillment of any provision hereof or any of such other agreements shall cause the amount paid to exceed the Maximum Rate, then ipso facto, the amount paid to Lender shall be reduced to the Maximum Rate, and if from any such circumstances the Lender shall ever receive interest or an amount which might be deemed interest under applicable law which exceeds the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of


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the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower to Lender, shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness does not exceed the Maximum Rate now or as hereafter amended, throughout the term thereof, (ii) be characterized as a fee, expense or other charge other than interest, and/or (iii) exclude any voluntary prepayments and the effects thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Lender and the Borrower.

         9. SECURITY. Payment of this Note is secured by the Pledge Agreement and the Loan Documents. All of the agreements, conditions, covenants, provisions and stipulations contained in the Pledge Agreement and the other Loan Documents which are to be kept and performed by Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

         10. LATE CHARGES. Time is of the essence hereof and if any of the Principal Balance or interest on this Note or other sum due hereunder is not paid within 10 days of notice that such payment is due, Borrower shall, at Lender's sole option, pay to Lender a late charge payment of up to four percent (4%) of the amount of such installment as specified in a written demand for same. Such late charge shall not be applicable to the total payment due on the Maturity Date; provided, however, no applicable grace or cure period shall apply to such final payment. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note, the Pledge Agreement or the Loan Documents. Any late charges which may accrue shall be due and payable not later than the date the next monthly installment is due under this Note. Borrower agrees that the late charge is intended to compensate Lender for damages Lender will suffer as a result of Borrower's late payment. Such damages

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include additional expenses in servicing the Loan, sending out notices, computing interest, segregating delinquent sums and accounting and data processing costs. Borrower agrees that such damages are difficult or impractical to ascertain, and the late charge is a fair and reasonable approximation of the amount of damages sustained by Lender for each late payment. Notwithstanding anything herein to the contrary, the 10 day grace period is only applicable with respect to the assessment of the late charge, and should not be construed as a modification or waiver of the due date otherwise specified for any sums due Lender hereunder or under the other Loan Documents. Failure to pay said late charge following written demand shall constitute an Event of Default.

         11. DEFAULT. Upon the occurrence of any Event of Default, the outstanding balance of this Note, plus all amounts then unpaid under any Loan Document, shall each bear interest at the Default Rate for so long as the Event of Default shall remain uncured, payable on each Interest Payment Date. In addition, Lender, at its option and without further notice, demand or presentment for payment to Borrower or others, may declare immediately due and payable the unpaid Principal Balance and interest accrued thereon together with all other sums owed by Borrower under this Note, the Pledge Agreement and the other Loan Documents (including, but not limited to reasonable attorneys' fees as provided in Section 13), anything in this Note, the Pledge Agreement and the other Loan Documents to the contrary notwithstanding. Payment of such sums may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Lender in this Note, the Pledge Agreement or the other Loan Documents. Notwithstanding the foregoing, upon an Event of Default under clause
(d) of the definition thereof, the unpaid Principal Balance and interest accrued thereon together with all other sums owed by Borrower under this Note, the Pledge Agreement and the other Loan Documents (including, but not limited to reasonable attorneys' fees as provided in Section 13) shall automatically become due and payable.

         12. REMEDIES CUMULATIVE. The remedies of Lender, as provided in this Note, the Pledge Agreement and the Loan Documents, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as open as occasion therefor shall occur; and the failure to exercise any such right or remedy shall

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in no event be construed as a waiver or release thereof. In any action, sale of collateral, or other proceedings to enforce this Note, the Pledge Agreement or any other Loan Document, Lender need not file or produce the original of this Note, but only need file or produce a photocopy of this Note certified by Lender to be a true and correct copy of this Note.

         13. ATTORNEYS' FEES. In the event that suit be brought hereon, or an attorney be employed or expenses be incurred to compel payment of this Note or any portion of the indebtedness evidenced hereby, or to defend the Lender's interest under the Pledge Agreement or as otherwise provided in the Pledge Agreement, Borrower promises to pay all such reasonable attorneys' fees, costs and expenses (including attorneys' fees incurred in collecting attorneys' fees) all as actually incurred by Lender as a result thereof and including, without limitation (a) reasonable attorneys' fees, costs and expenses incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapters 7 or 11 of the United States Bankruptcy Code or any successor thereto, and (b) reasonable attorneys fees, costs and expenses incurred as a result of Lender exercising its rights to cure any Event of Default by Borrower under this Note, the Pledge Agreement or any other Loan Document, or as a result of the foreclosure, assignment in lieu thereof or enforcement of the Pledge Agreement. Additionally, Borrower agrees to pay all reasonable attorneys' fees, costs and expenses attributable to any subsequent modification or restructure of this Note.

         14. WAIVER OF NOTICE BY BORROWER. BORROWER WAIVES DILIGENCE, PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF PROTEST, NOTICE OF NONPAYMENT OR DISHONOR, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, PROTEST AND NOTICE OF PROTEST OF THIS NOTE, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL OTHER NOTICES (EXCEPT AS EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS) IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT, OR ENFORCEMENT OF THE PAYMENT OF THIS NOTE. BORROWER FURTHER WAIVES ALL VALUATION AND APPRAISEMENT PRIVILEGES, THE BRINGING OF SUIT, CLAIMS OF LACK OF DILIGENCE OR DELAYS IN COLLECTION OR ENFORCEMENT OF THIS NOTE, THE RELEASE OF ANY PARTY LIABLE, THE RELEASE OF ANY SECURITY FOR THE DEBT, THE TAKING OF ANY ADDITIONAL SECURITY AND ANY OTHER INDULGENCE OR FORBEARANCE.

         15. NO WAIVER BY LENDER. Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in the writing. The acceptance by Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express consent of Lender, except as and to the extent otherwise provided by law. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

         16. GOVERNING LAW AND CONSENT TO JURISDICTION. PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BORROWER AGREES THAT THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE LAWS OF THE STATE OF NEW YORK (EXCLUSIVE OF ITS LAWS RELATING TO CONFLICT OF LAWS). IN ACCORDANCE WITH SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BORROWER AGREES THAT ANY ACTION TO ENFORCE THE TERMS OF THIS NOTE MAY BE COMMENCED IN ANY COURT LOCATED IN THE STATE OF NEW YORK. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. AT THE SOLE OPTION OF LENDER, LENDER MAY BRING AN ACTION TO ENFORCE THIS NOTE IN THE STATE OF OREGON AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF UNITED STATES DISTRICT COURT FOR THE STATE OF OREGON OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         17. CONSTRUCTION OF CERTAIN TERMS. Whenever used, the singular number shall include the plural, the plural shall include the singular, and the words "Lender" and "Borrower" shall be deemed to include their respective heirs, administrators, executors, successors and assigns.

         18. NOTICE. All notices which Lender or Borrower may be required or permitted to give hereunder shall be made in the same manner as set forth in
Section 17 of the Pledge Agreement.

         19. SEVERABILITY OF PROVISIONS. In the event any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions hereof shall be in no way affected, prejudiced or disturbed thereby.

         20. SALE OF INTEREST. Borrower acknowledges that Lender may, in its sole discretion, sell all or any part of its interest in the Loan as evidenced by this Note, including participating interests therein. Any such sale may be at a discount or premium, subject to a brokerage fee or involve a servicing agreement.

         21. HEADING. The section captions are inserted for convenience of reference only and shall in no way alter or modify the text of such sections.

         22. WAIVER OF JURY TRIAL. BORROWER AND LENDER MUTUALLY, EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY FOR ANY PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, OR ANY OTHER SECURITY DOCUMENT CONNECTED WITH THIS TRANSACTION, IN THE INTEREST OF AVOIDING DELAYS AND EXPENSES ASSOCIATED WITH JURY TRIALS.

         23. ENTIRE AGREEMENT. Borrower and Lender, by acceptance of this Note, hereby agree that the Loan Documents supersede any prior oral or written agreements of the parties.

         24. TIME OF THE ESSENCE. Time is of the essence for the performance of each and every covenant of Borrower hereunder. No excuse, delay, act of God, or other reason, whether or not within the control of Borrower, shall operate to defer, reduce or waive Borrower's performance of any such covenant or obligation.

         25. FEES AND EXPENSES. (a) On the date hereof, the Borrower shall pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with the negotiation, preparation and execution of, the Loan Documents, and any other documents and instruments prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby, including, without limitation, Lender's due diligence and underwriting expenses, appraisal fees, the reasonable fees and disbursements of Lender's outside counsel and special local counsel to the Lender. If invoices are not available for any of such costs and expenses, Borrower shall pay such costs and expenses promptly after request by Lender.

                  (b) On the date hereof, Borrower shall pay to Lender a loan fee equal to 1.5% of the original principal amount of this Note.

         26. JOINT AND SEVERAL OBLIGATIONS. The obligations of each Borrower under this Note shall be joint and several and Lender may enforce such obligations against either or both parties comprising Borrower in such order as Lender may determine in its sole discretion.

         27. FINANCIAL REPRESENTATIONS. The Qualifying Cash Flow After Debt Service with respect to all of the Projects and Other Property in the aggregate for the trailing twelve month period ending August 31, 1998 was approximately $8,800,000.

         28. FINANCIAL STATEMENTS. Not later than thirty (30) days after the end of each monthly period, each Project Owner and Other Property Owner shall prepare, or cause to be prepared, and deliver to Lender, monthly operating statements relating to its respective Project or Other Property for such monthly period (which statements shall include income and disbursements). Each Project Owner and Other Property Owner shall provide, along with the such financial statements required by this Section, a statement of the Qualifying Cash Flow After Debt Service for the immediately preceding month completed.

         IN WITNESS WHEREOF, each Borrower, intending to be legally bound hereby, has duly executed this Note the day and year first above written.


                                        GLIMCHER PROPERTIES LIMITED PARTNERSHIP


                                        By: Glimcher Properties Corporation,
                                            general partner


                                            By: /s/ George A. Schmidt
                                                -------------------------------
                                                Name: George A. Schmidt
                                                Title: Senior Vice President


                                        GLIMCHER PROPERTIES CORPORATION



                                            By: /s/ George A. Schmidt
                                                -------------------------------
                                                Name: George A. Schmidt
                                                Title: Senior Vice President

                                               EXHIBIT A

                               1.       Grand Union, Chatham, New York

                               2.       Grand Union, South Glens Falls, New York

                               3.       Grand Union, Sidney, New York

                               4.       Mount Vernon Plaza, Mount Vernon, Ohio

                               5.       Village Plaza, Manhattan, Kansas